UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2017

LONG ISLAND ICED TEA CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37808	47-2624098
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

116 Charlotte Avenue, Hicksville, NY 11801

(Address of Principal Executive Offices) (Zip Code)

(855) 542-2832

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 8.01.	Other Events.

As previously disclosed, on January 25, 2017, Long Island Iced Tea Corp. (the “Company”) entered into a selling agent agreement (the “Selling Agent Agreement”) with Alexander Capital, L.P. (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as the placement agent, on a “best efforts” basis, for an offering to the public (the “Offering”) of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).

Pursuant to the Selling Agent Agreement, the Company initially offered up to 345,090 shares of Common Stock in the Offering, with 268,750 of the shares being offered to the public at a public offering price of $4.00 per share and up to 76,340 of the shares being offering to the Company’s officers and directors at $4.10 per share, the closing bid price of the Common Stock on January 24, 2017. On January 25, 2017, the Company entered into subscription agreements (the “Subscription Agreement”) for the purchase of all the shares being offered.

On January 27, 2017, the Company increased the size of the Offering by 31,250 shares of Common Stock, with such additional shares being offered to the public at a public offering price of $4.00 per share. Accordingly, the Company is offering up to an aggregate of 376,340 shares of Common Stock (the “Shares”) in the Offering. Also on January 27, 2017, the Company entered into Subscription Agreements for the purchase of all the additional shares being offered.

The Company anticipates that the sale of all the Shares will close on January 30, 2017, subject to the satisfaction or waiver of the closing conditions. After deducting fees and expenses payable by the Company in connection with the Offering, including $83,260 in fees and out-of-pocket expenses payable to the Placement Agent, the net proceeds to the Company from the sale of all the Shares are expected to be approximately $1,396,740.

The material terms of the Selling Agent Agreement are described in the Current Report on Form 8-K filed by the Company on January 25, 2017 (the “Prior Form 8-K”), and such description is incorporated herein by reference. Such description of the Selling Agent Agreement and the description of the Offering herein and in the Prior Form 8-K does not purport to be complete and is qualified in its entirety by reference to full text of the Selling Agent Agreement, which is attached as Exhibit 1.1 to the Prior Form 8-K.

The Offering is being made pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333-213874), which was filed with the Securities and Exchange Commission (“SEC”) on September 30, 2016 and declared effective by the SEC on October 14, 2016, and will be described in more detail in a revised prospectus supplement dated January 27, 2017 to the accompanying base prospectus dated October 14, 2016.

A copy of the opinion of Graubard Miller relating to the legality of the issuance and sale of the Shares in the Offering is attached hereto as Exhibit 5.1.

On January 27, 2017, the Company issued a press release announcing that it had signed the Subscription Agreements for the additional shares being offered. The press release is attached to this Current Report as Exhibit 99.1.

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Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits:

Exhibit	Description

1.1	Selling Agent Agreement, dated January 25, 2017, by and between Long Island Iced Tea Corp. and Alexander Capital, L.P. (incorporated by reference to Exhibit 1.1 of the Current Report on Form 8-K filed on January 25, 2017).

5.1	Opinion of Graubard Miller.

23.1	Consent of Graubard Miller (included as part of Exhibit 5.1).

99.1	Press release dated January 27, 2017.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2017

LONG ISLAND ICED TEA CORP.

By:	/s/ Philip Thomas
Name:	Philip Thomas
Title:	Chief Executive Officer

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